                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130

                                 March 31, 2000

Dear Common or Preferred Stockholder:

    We are pleased to invite you to attend the 2000 annual meeting of Stockholders of your Company. The meeting will be held at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 on May 8, 2000 at 10:00 a.m. (Pacific Time). We hope that you will be able to attend the annual meeting in person and we look forward to seeing you.

    The agenda for the annual meeting is described in the accompanying notice of annual meeting and proxy statement. At the annual meeting, the common stockholders will be asked to:

    - elect two directors, who will serve for three-year terms;

    - approve an amendment to our 1993 stock incentive plan to increase the number of shares of common stock authorized for issuance; and

    - ratify the Company's selection of our public accountants.

    The preferred stockholders will be asked to elect two special directors.

    We encourage you to attend the meeting in person. Whether or not you plan to attend, your vote is important, regardless of the number of shares that you own. Accordingly, after reading the enclosed notice of annual meeting and proxy statement, please sign and date the enclosed common stock proxy card (white card) or preferred stock proxy card (blue card) and return it to us in the provided envelope.

                                          Sincerely,

                                          /s/ PAUL W. LOWDEN

                                          Paul W. Lowden
                                          Chairman of the Board and President
                                          Santa Fe Gaming Corporation

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 8, 2000

                            ------------------------

    The 2000 annual meeting of the Stockholders of Santa Fe Gaming Corporation, a Nevada corporation, will be held at Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029, on May 8, 2000, commencing at 10:00 a.m. (Pacific Time) for the following purposes:

    For common stockholders:

    1. To elect two directors, who will serve until the 2003 annual meeting of Stockholders and until their successors are elected and qualified;

    2. To consider and act upon a proposal to amend our 1993 stock incentive plan to increase the number of shares of common stock authorized for issuance under the plan by 619,535.

    3. To consider and act upon a proposal to ratify the selection of the Company's public accountants; and

    4. To consider and act upon such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

    For holders of exchangeable redeemable preferred stock:

    1.  To elect two special directors, as described herein.

    Pursuant to our By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof as of the close of business on March 24, 2000. Accordingly, only stockholders of record on that date and at that time will be entitled to vote at the annual meeting and at any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company after the record date.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED COMMON STOCK PROXY CARD OR PREFERRED STOCK PROXY CARD IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

    Stockholders who attend the annual meeting may vote in person even though they have previously mailed their proxies.

                                          By Order of the Board of Directors

                                          /s/ THOMAS K. LAND

                                          Thomas K. Land
                                          Secretary

Las Vegas, Nevada
March 31, 2000

                          SANTA FE GAMING CORPORATION
                            4949 NORTH RANCHO DRIVE
                            LAS VEGAS, NEVADA 89130
                                 (702) 658-4340

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 8, 2000

    This proxy statement is first being mailed on or about April 8, 2000 to holders of common stock, $.01 par value, and holders of the exchangeable redeemable preferred stock, $.01 par value, of Santa Fe Gaining Corporation, a Nevada corporation, of record as of the close of business on March 24, 2000.

    The enclosed proxy for holders of common stock (white) and proxy for holders of preferred stock (blue) are solicited on behalf of our Board of Directors for use at the 2000 annual meeting of Stockholders to be held on May 8, 2000, at 10:00 a.m. (Pacific Time) at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 and at any adjournment or postponement of the annual meeting. A stockholder may revoke its proxy at any time prior to its use by:

    - providing written revocation to the Secretary of the Company at its offices,

    - executing and delivering a later-dated proxy,

    - attending the annual meeting and voting in person.

    Shares represented by an unrevoked proxy will be voted as directed by the stockholder. If no direction is given with respect to a common stock proxy, shares of common stock will be voted for:

    - the election of the nominees named in this proxy statement for election by the common stockholders as directors,

    - approval of the amendment to our 1993 stock incentive plan to increase the number of shares of common stock authorized for issuance under the plan,

    - ratification of the selection of Deloitte & Touche LLP as our auditors, and

    - in the discretion of the proxy holders with respect to any other matters properly presented to the common stockholders to the annual meeting and at any adjournment or postponement.

    If no direction is given with respect to a preferred stock proxy, shares of preferred stock will be voted for the election of the nominees named in this proxy statement for election by preferred stockholders as for special directors.

                                 VOTING RIGHTS

    Only stockholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the annual meeting. On that date, 6,195,356 shares of common stock and 8,856,651 shares of preferred stock were outstanding.

    The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding common stock is necessary to constitute a quorum for the transaction of business by the common stockholders at the annual meeting. Paul W. Lowden, Chairman of the Board and President of the Company, beneficially holds approximately 69.02% of the common stock and has advised the Company that his shares will be present and voted at the annual meeting.

    The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding preferred stock is necessary to constitute a quorum for the transaction of business by the preferred stockholders at the annual meeting. If there is not a sufficient number of shares of preferred stock represented at the annual meeting for a quorum, the Company may adjourn the annual meeting with respect to the business to be conducted by preferred stockholders in order to permit further solicitation of preferred stock proxies.

    Each share of common stock or preferred stock is entitled to one vote in connection with each matter submitted for approval by the common stockholders or preferred stockholders, as applicable. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter, and thus will have the effect of a "No" vote in connection with each matter submitted for stockholder approval.

    Paul W. Lowden is the beneficial owner of 4,524,275 shares of common stock, or approximately 69.02% of the outstanding common stock. Mr. Lowden intends to vote the common stock of which he is the record holder for the nominees for election as directors by common stockholders named in this proxy statement, for approval of the amendment to the stock incentive plan and for ratification of the selection of Deloitte & Touche LLP as the Company's public accountants.
Mr. Lowden has also been advised that the record holders of shares of common stock that he beneficially owns intend to do the same. Mr. Lowden is also the beneficial owner of 674,500 shares of preferred stock, or approximately 7.62% of the outstanding preferred stock. Mr. Lowden intends to abstain from voting the preferred stock of which he is the record holder for the nominees for election as special directors named in this proxy statement and has been advised that the record holders of shares of preferred stock of which he is the beneficial owner intend to do the same.

                          COMMON STOCKHOLDERS' AGENDA
                       PROPOSAL 1: ELECTION OF DIRECTORS

    The authorized number of directors of the Company is seven, of whom five are elected by the common stockholders and two are elected by the preferred stockholders in accordance with the certificate of designation of the preferred stock. The directors are divided into three classes. The Board has nominated Suzanne Lowden and John W. Delaney to stand for election by the common stockholders at the annual meeting. The enclosed common stock proxy (white), unless indicated to the contrary, will be voted for the Board's nominees.

    The table below provides information regarding the directors of the Company. Mrs. Lowden and Messrs. Delaney, Land, Lewis and Lowden are directors elected by the common stockholders and Mr. Siris is a special director elected by the preferred stockholders. For additional information regarding the directors, see "Directors and Executive Officers."

                NOMINEE FOR ELECTION BY
                COMMON STOCKHOLDERS AT                   FOR TERM TO EXPIRE AT THE
                  THE ANNUAL MEETING                          ANNUAL MEETING
                -----------------------                  -------------------------
Suzanne Lowden.........................................           2003
John W. Delaney........................................           2003

                                                         TERM EXPIRES AT THE
OTHER DIRECTORS                                            ANNUAL MEETING
---------------                                          -------------------
Thomas K. Land.........................................         2001
James W. Lewis.........................................         2002
Paul W. Lowden.........................................         2002
Peter J. Siris.........................................         2000

    The Company has been advised by Mrs. Lowden and Mr. Delaney that they are willing to be named as nominees and are willing to serve as directors if elected. However, if either should be unable to serve as a director, the proxy holders may vote the enclosed common stock proxy a substitute nominee selected by the Board in its discretion. The affirmative vote of holders of a plurality of common stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the common stock directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT COMMON STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

               PROPOSAL 2: APPROVAL OF AMENDMENT TO THE 1993 KEY
                           EMPLOYEE STOCK OPTION PLAN

    The Company's 1993 Key Employee Stock Option Plan authorizes the issuance of up to 619,535 shares of the common stock under the plan. There are outstanding options with respect to 582,035 shares of common stock under the plan, leaving only 37,500 shares of common stock available for future awards.

    The Board of Directors believes that stock options are a key aspect of the Company's ability to attract, retain and motivate key employees. The Board of Directors has approved an amendment to the plan, subject to stockholder approval, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 619,535 to a total of 1,239,070, to ensure that the Company is able to continue to grant stock options to key employees at levels determined appropriate by the compensation committee of the Board.

    The affirmative vote of the holders of the majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting is required to approve the amendment to the plan. The full text of the proposed amendment is attached as Annex A to this proxy statement.

    THE BOARD OF DIRECTORS RECOMMENDS THAT COMMON STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1993 KEY EMPLOYEE STOCK OPTION PLAN.

GENERAL

    The purpose of the plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interest of the employees in the Company. Every employee of the Company or any of its subsidiaries, including any director who is so employed, is eligible to be considered for the grant of awards under the plan.

    The plan is administered solely by the compensation committee of the Board of Directors. Subject to the provisions of the plan, the compensation committee has full and final authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

AWARDS

    The plan authorizes the compensation committee to grant both incentive stock options and non-qualified stock options. Awards granted under the plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

    An award under the plan may, at the option of the compensation committee, permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such recipients' tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the plan permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

PLAN DURATION

    Awards may not be granted under the plan after September 24, 2003.

AMENDMENTS

    The Board may alter, amend, suspend, or terminate the plan, provided that no such action may deprive an optionee of any outstanding options, without the consent of the optionee, of any rights of the optionee under the option or with respect to the option. Except as provided in the plan, no such action of the Board, unless approved by the stockholders of the Company, may:

    - increase the maximum number of shares of common stock that may be acquired upon the exercise in full of options granted under the plan in the aggregate;

    - alter the class of persons eligible to be considered for the grant of options under the plan;

    - remove the administration of the plan from the compensation committee or render the members of the Committee eligible to receive options, rights, or stock under the plan while serving as such;

    - extend the duration of the plan; or

    - materially increase the benefits accruing to the optionees of options theretofore granted or that may thereafter be granted under the plan.

SECTION 16(b) OF THE EXCHANGE ACT

    The acquisition and disposition of shares of common stock by officers, directors and greater than 10% stockholders of the Company pursuant to awards granted to them under the plan may be subject to the provisions of
Section 16(b) of the Exchange Act, under which a purchase of shares of common stock within six months before or after a sale of common stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans.

DETERMINATION OF FAIR MARKET VALUE

    The "fair market value" of a share of common stock of other security on any day shall be equal to the last sale price per Common Share or other security on such day. In case no such sale takes place on such day, the fair market value will be the average of the closing bid and asked prices as reported in the principal consolidated transaction reporting systems, the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or furnished by a professional market maker making a market in the Common Shares or such other securities selected by the Board. In all other cases, fair market value shall be the value determined in good faith by the compensation committee based upon an independent appraisal of the Company. For purposes of valuing Common Shares subject to the Incentive Options, the fair market value of a Common Share or other security shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

FEDERAL INCOME TAX TREATMENT

    The following is a brief description of the federal income tax treatment which will generally apply to awards made under the plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of awards. The following is only a brief summary of the federal income tax rules applicable to awards and should not be relied upon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved.

    INCENTIVE OPTIONS. Pursuant to the plan, employees may be granted options which are intended to qualify as incentive stock options under the provisions of
Section 422 of the Internal Revenue Code (the "Code'). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an incentive option. However, if the optionee sells the shares acquired upon the exercise of an incentive option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such incentive option or (b) two years after the date of grant of such incentive option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of common stock or the fair market value of the shares of common stock on the date of exercise over the exercise price of such incentive option. The Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

    The amount by which the fair market value of the shares of common stock received upon exercise of an incentive option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the recipient's AMT1) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

    NONQUALIFIED OPTIONS. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an incentive option, is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will generally be entitled to a tax deduction equal to such amount. In addition, there may be a risk of immediate tax upon the grant of a so-called "deep discount option" with an exercise price equal to only a small fraction of the option shares' current fair market value. See "Special Rules for Awards Granted to Insiders," below.

    SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS. If the grant of an option is not approved by the Board or a committee of the Board that is composed solely of two or more "non-employee directors" (as such item is defined under Rule 166-3 of the Exchange Act), and if an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider') and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of common stock upon) the earlier of the following two dates (i) six months after the date of grant or (ii) a disposition of the shares of common stock, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the common stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater that the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the plan.

    MISCELLANEOUS TAX ISSUES. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the plan.

    The terms of the agreements pursuant to which specific awards are made to employees under the plan may provide for accelerated vesting of an award in connection with a change in ownership or control of the Company or its assets. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provision, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the company would give rise to an excess parachute payment.

    Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including deductions attributable to awards under the plan. While the Company does not anticipate such limit applying, the $1,000,000 deduction limit will apply if the deduction attributable to an award plus the deduction attributable to other compensation received in the same year exceeds $1,000,000.

          PROPOSAL 3: RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS

    Subject to ratification by the common stockholders at the annual meeting, the Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2000. Deloitte & Touche LLP has issued its report, included in the Company's annual report on Form 10-K, as amended, on the financial statements of the Company for the fiscal year ended September 30, 1999. Deloitte & Touche LLP has served as the Company's public accountants since 1982. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT COMMON STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                         PREFERRED STOCKHOLDERS' AGENDA

    The sole item of business of preferred stockholders will be the election of two special directors. If for any reason any other matters are properly presented for action by the preferred stockholders, the preferred stock proxies solicited with this proxy statement confer discretionary authority to vote on the other matters.

ELECTION OF SPECIAL DIRECTORS

    The Company has accrued, but not paid, dividends payable on the preferred stock since October 1996. Pursuant to the certificate of designation of the preferred stock, because at least one full dividend payment has been accrued but not paid for two years, the authorized number of directors of the Company has been increased by two to seven and the preferred stockholders are entitled, as a separate class, to elect two special directors to the Board in addition to the directors elected by the common stockholders. The preferred stockholders' right to elect two special directors will continue until all dividend arrearages have been paid. At that time, the terms of the special directors will terminate and the authorized number of directors on the Board will be reduced by two.

    At the 1999 annual meeting held in May 1999, the preferred stockholders elected Mr. Peter J. Siris to Class I, to serve until the 2000 annual meeting, and Mr. John M. Bradham to Class II, to serve until the 2001 annual meeting. As previously disclosed, Mr. Bradham resigned as a special director in December 1999. As a result, at the 2000 annual meeting, the preferred stockholders will elect two directors: one to Class I, to serve until the 2003 annual meeting and until the director's successor has been elected and has qualified, and a second to fill the vacancy in Class II created by Mr. Bradham's resignation to serve until the 2001 annual meeting and until the director's successor has been elected and has qualified.

    The Company sent a letter dated January 21, 2000 to the record holders of the preferred stock advising them of the right of preferred stockholders to elect two special directors at the annual meeting and indicating that preferred stockholders who wished to submit potential candidates for consideration as nominees to stand for election as special directors should provide information with respect to the proposed candidates to the Company. We received and considered written nominations only with respect to the two persons named in this proxy statement as nominees of the preferred stockholders, Mr. Howard E. Foster and Mr. David H. Lesser. Mr. Lesser is nominated to stand for election to Class II to fill the vacancy created by Mr. Bradham's resignation to serve until the 2001 annual meeting and until his successor has been elected and has qualified.

           PREFERRED STOCKHOLDERS NOMINEE'S
                    FOR ELECTION BY                      FOR TERM TO EXPIRE
             PREFERRED STOCKHOLDERS AT THE                     AT THE
                    ANNUAL MEETING                         ANNUAL MEETING
           --------------------------------              ------------------
David H. Lesser........................................         2001
Howard E. Foster.......................................         2003

    Mr. Lesser has advised the Company that he is soliciting consents from a limited number of preferred stockholders to elect him prior to the annual meeting to fill the vacancy on the Board of Directors created by Mr. Bradham's resignation. If Mr. Lesser submits valid consents sufficient to elect him to fill that vacancy prior to the annual meeting, preferred stockholders will be asked at the annual meeting to vote only for a director to fill the Class I special director position currently held by Mr. Siris, to serve until the 2003 annual meeting of stockholders and until the director's successor is elected and has qualified.

    The enclosed preferred stock proxy (blue), unless indicated to the contrary, will be voted for the nominees for election as special directors. The nominees for election as special directors have advised us that they are willing to be named as a nominee to serve as special directors if elected. However, if either should be unable to serve as a director, the proxy holders may vote the enclosed preferred stock proxy for a substitute nominee selected by the Board in its discretion. The affirmative vote of holders of a plurality of preferred stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the special directors.

    The age and principal occupation during the past five years of each of the nominees of the preferred stockholders for special director was provided to the Company by the nominees and is described below. The information is derived solely from information submitted to us by the nominees in connection with their nomination.

    HOWARD E. FOSTER

    Howard E. Foster is 55 years old. Since 1980, Mr. Foster has been the President of Howard Foster and Company, an investment advisor firm specializing in small capitalization stocks, turnaround situations and financially distressed companies. Prior to that time, Mr. Foster served as chief financial officer of two publicly-held companies, Associated Products and Bio-Rad Laboratories, and previously worked in the audit, tax and management consulting divisions of Arthur Andersen & Co. Mr. Foster has served on the boards of directors of Bio-Rad Laboratories, Barringer Technologies and Nevada National Bancorporation, where he served as a director elected by preferred stockholders of Nevada National Bancorporation.

    DAVID H. LESSER

    Mr. Lesser is President of Hudson Bay Partners, a discretionary investment firm formed in 1996 to make opportunistic investments in real estate companies and real estate intensive operating businesses. Prior to forming Hudson Bay Partners, Mr. Lesser was Senior Vice President of Crescent Real Estate Equities, Ltd, and prior to that Mr. Lesser was a Director of the Investment Banking Division of Merrill Lynch & Co. with a focus on real estate. Mr. Lesser is a director of Keystone Property Trust. Mr. Lesser and his affiliates own 3,451,942 shares of preferred stock, or 38.98% of the outstanding preferred stock.

                                   *********

    The Company is the plaintiff in an action entitled SANTA FE GAMING CORPORATION V. HUDSON BAY PARTNERS, ET.AL.CV-S-99-00298-JBR (LRL). The action was instituted on March 11, 1999 in the United States District court for the District of Nevada. The defendants are Mr. Lesser and Hudson Bay Partners. The complaint includes causes of action for violation of Section 13(d) of the Securities Exchange Act of 1934, breach of contract, fraud, violation of Nevada's Uniform Trade Secrets Act and intentional interference with prospective economic advantage. The Company alleges that Mr. Lesser and Hudson Bay Partners failed to comply with the requirements of Section 13(d) in connection with their purchases of the Company's preferred stock and that Mr. Lesser and Hudson Bay Partners wrongfully obtained and used confidential and proprietary information of the Company.

    The Company seeks all appropriate injunctive relief in connection with the
Section 13(d) claim, specific performance and consequential and compensatory and punitive damages in connection with its fraud and intentional interference with prospective economic advantage claims, and injunction relief and punitive damages in connection with its claim under Nevada's Uniform trade Secrets Act, as well as any other appropriate relief. On April 30, 1999, the court denied the Company's motion for preliminary injunction with respect to the Section 13(d) claim.

    On or about June 18, 1999, Hudson Bay Partners filed a counterclaim against the Company in which it alleges that the Company is in default on its guarantee of the 13 1/2% first mortgage bonds issued by the Company's subsidiary, Pioneer Finance Corp., and seeks to recover the amounts it claims are past due. The Company has denied the allegations made by Hudson Bay Partners in all material respects. On or about July 19, 1999, Hudson Bay Partners filed a motion for summary judgment on its counterclaim and request to have that judgment entered, which the Company has opposed. No hearing date has been set on the motion.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following is a list of the current executive officers and directors and the nominees for election to the Board:

NAME                                POSITION WITH THE COMPANY
----                                -------------------------
Paul W. Lowden(1).................  Chairman of the Board, President and Chief Executive Officer
Thomas K. Land(1).................  Director, Secretary, Treasurer, Senior Vice President and Chief
                                      Financial Officer
Suzanne Lowden....................  Director, Executive Vice President
Christopher W. Lowden.............  Executive Vice President
James W. Lewis(2)(3)..............  Director
John W. Delaney(1)(2)(3)..........  Director
Peter J. Siris....................  Preferred stock special director
Howard E. Foster..................  Preferred stockholder nominee for election as special director
David H. Lesser...................  Preferred stockholder nominee for election as special director

------------------------

(1) Member of the Executive Committee of the Board.

(2) Member of the Audit Committee of the Board.

(3) Member of the Compensation Committee of the Board.

    The age, present position with the Company, and principal occupation during the past five years of each director and executive officer named above is set forth below:

    PAUL W. LOWDEN

    Paul Lowden is 56 years old and has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company's predecessor, Sahara Resorts, from 1982 through September 1993. Mr. Lowden is married to Suzanne Lowden and is Christopher Lowden's father.

    THOMAS K. LAND

    Thomas K. Land is 39 years old and joined the Company in February 1994 as Senior Vice President and Corporate Controller, and was elected Chief Financial Officer of the Company in July 1994. Mr. Land was appointed to the Board of Directors in December 1995.

    SUZANNE LOWDEN

    Suzanne Lowden is 47 years old and has served as a Director and Executive Vice President of the Company since its formation, and had served as a Director of Sahara Resorts since 1987. Mrs. Lowden was elected Vice President of Sahara Resorts in July 1992. She is also a founding board member of Commercial Bank of Nevada. Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. She worked for the CBS affiliate in Las Vegas from 1977 to 1987 as an anchorwoman, reporter, writer and producer of television news. Mrs. Lowden is married to Paul W. Lowden.

    CHRISTOPHER W. LOWDEN

    Christopher W. Lowden is 34 years old and has served as Executive Vice President of Operations since September 1995 and Executive Vice President since February, 1996. Mr. Lowden served as President of Sahara Development Group from April 1991 through September 1995. From 1989 until August 1993 he was General Manager of the Company's hotel-casino in Laughlin, Nevada, the Pioneer Hotel and Gambling Hall. Mr. Lowden is the son of Paul W. Lowden.

    JAMES W. LEWIS

    James W. Lewis is 72 years old and has served as a Director of the Company since its formation. Mr. Lewis served as a Director of Sahara Resorts from 1983 to September 1993. Mr. Lewis became associated with the Corporate Finance Department of Westamerica Investment Group on January 1, 1995. Previously, he was a Managing Director of F.L. Bryant & Co., Inc. commencing July 1, 1992. Previously, he was Senior Vice President, Corporate Finance, of Van Kasper & Co. commencing January 1, 1991. From 1980 to 1990, Mr. Lewis served as a First Vice President and Managing Director of Bateman Eichler, Hill Richards, Incorporated.

    JOHN W. DELANEY

    John W. Delaney is 51 years old and has served as a director of the Company since January 1997, when he was appointed to fill a vacancy on the Board of Directors. He was elected to his current term in February 1997. Mr. Delaney is currently President and Chief Executive Officer of Cityfed Mortgage Co., a mortgage banking firm, where he has been employed since 1978.

    PETER J. SIRIS

    Peter J. Siris is 55 years old. He has been a director of the Company since May 1999 and serves as a Special Director elected by holders of the Company's Exchangeable Redeemable Preferred Stock. Mr. Siris has indicated to the Company that he is not standing for re-election. Mr. Siris has been President of the Siris Group, an investment and management consulting firm since 1966 and is Managing Director of Guerilla Capital Management. Mr. Siris covered retail and real estate companies with ABN-Amro, as a Senior Vice President in 1996, and UBS Securities, as a Managing Director from 1990 to 1995. He also served as Senior Vice President of Warnaco, Inc. in 1995. Currently, Mr. Siris is a director of Crown American Realty Trust and E-Save Networks.

    For information regarding Messrs. Foster and Lesser, see "Preferred Stockholders' Agenda."

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended September 30, 1999, the Board of Directors held eight meetings. Each director attended at least seven of the meetings of the Board and all meetings of any committees of which he or she was a member.

    The Board has standing audit and compensation committees but does not have a nominating committee. The audit committee held one meeting and the compensation committee held three meetings during the last fiscal year The Board also has an executive committee. The executive committee held two meetings and also took action by unanimous written consent on one occasion during the last fiscal year. Memberships in the various committees are determined by action of the full Board. The function of the executive, audit and compensation committees and their membership are described below.

    The executive committee is authorized to exercise, to the fullest extent permitted by Nevada law and the Bylaws of the Company, all of the authority of the Board of Directors. The executive committee is composed of Paul W. Lowden (Chairman), Thomas K. Land and John W. Delaney.

    The audit committee reviews the principal accounting policies of the Company, approves the scope and proposed fees for the annual audit, reviews the results of the annual audit directly with the Company's independent auditors and recommends to the full Board which firm of accountants should be selected as the Company's independent auditors. The audit committee is composed of James W. Lewis and John W. Delaney, neither of whom is an officer or employee of the Company.

    The compensation committee establishes compensation for the executive officers of the Company, administers the 1993 Key Employee Stock Option Plan (the "1993 Plan") and the Subsidiary Plans (as defined under "Executive Compensation"), authorizes grants of options and sales of shares under the 1993 Plan and Subsidiary Plans and recommends to the full Board any modifications of the 1993 Plan and

Subsidiary Plans. The compensation committee is composed of James W. Lewis and John W. Delaney, neither of whom is an officer or employee of the Company.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or its affiliates receive $24,000 annually and $1,000 per Board meeting attended, $800 per committee meeting attended as a member and $900 per committee meeting attended as Chairman.

    Additionally, upon first being elected to the Board, each non-employee director receives options to purchase 12,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options are fully vested at the date of grant.

POLICY WITH RESPECT TO DIRECTORS

    The Company requires all members of the Board of Directors to comply with all policies applicable to Board members prior to attending a person's first meeting of the Board. These policies require that each director file an application with the Nevada gaming authorities, and acknowledge that he or she will comply with all Board policies and execute confidentiality agreements and disclosure and compliance statements. Until an individual complies with these requirements, he or she will not be entitled to participate in Board meetings or to receive director compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. People who are subject to the reporting obligations of Section 16(a) are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

    Based solely on our review of the copies of the reports we received and written representations from the Company's executive officers, directors and holders of 10% of the common stock, that no other reports were required for them, the Company believes that, during fiscal year 1999, the Company's executive officers, directors and 10% common stockholders complied with all
Section 16(a) filing requirements applicable to them.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

    Section 78.751 of Chapter 78 of the Nevada Revised Statutes and the Company's Bylaws contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. The Bylaws require the Company to indemnify such persons to the fullest extent legally permissible under the general corporation law of Nevada. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.

    The Company's Bylaws also provide that the Board may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

                         BENEFICIAL OWNERSHIP OF SHARES

    The following table provides information regarding beneficial ownership of the common stock and the preferred stock as of March 8, 2000 by persons known to us (i) to be beneficial owners of more than 5% of the outstanding common stock or preferred stock; (ii) each director of the Company and nominees for election as a special director; and (iii) all directors and officers of the Company as a group.

OWNER                                               COMMON STOCK   PERCENT    PREFERRED STOCK   PERCENT
-----                                               ------------   --------   ---------------   --------
Paul W. Lowden(1).................................   4,524,275(2)   69.02%         674,500(3)     7.62%
James W. Lewis....................................      13,750(4)    *             --     (6)     --
Suzanne Lowden....................................       4,792(5)    *               2,524(6)     *
Thomas K. Land....................................      69,175(7)    1.10%           1,000        *
Christopher W. Lowden.............................      83,456(7)    1.33%           1,400        *
John W. Delaney...................................      13,750(4)    *             --             --
Peter J. Siris....................................      12,500(8)    *             140,300        1.58%
Hudson Bay Partners(9)............................      53,600       *           3,451,942       38.98%
David H. Lesser(9)................................      53,600       *           3,451,942       38.98%
Howard E. Foster..................................      --           --            150,126        1.70%
All Directors and Officers as a group (7
  persons)........................................   4,721,698      72.18%         819,724        9.26%

------------------------

(1) The address for Paul W. Lowden is c/o Santa Fe Gaming Corporation, P.O. Box 270850, Las Vegas, Nevada 89127. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(l) under the Securities Exchange Act of 1934, as amended.

(2) Includes 477,351 shares held by LICO, which is wholly owned by Mr. Lowden.

(3) Includes 92,041 shares held by LICO, which is wholly owned by Mr. Lowden.

(4) Of these shares, 12,500 may be acquired upon the exercise of outstanding stock options.

(5) Includes 4,521 shares held by Mrs. Lowden as custodian for a child and 11,178 shares held jointly by Mr. Lowden and Mrs. Lowden and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(6) Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(7) Of such shares, 68,175 may be acquired upon the exercise of outstanding stock options.

(8) All shares may be acquired upon the exercise of outstanding stock options. Upon being first elected to the Company's Board of Directors, non-employee directors receive options to purchase 12,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options are fully vested.

(9) Mr. Lesser is President of Hudson Bay Partners. This information is derived from a letter received from Mr. Lesser in which he represented he and Hudson Bay Partners own 3,451,942 shares. The address for Hudson Bay Partners is 237 Park Avenue, Suite 900, New York, NY 10017.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

    Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 1999, 1998 and 1997 of those persons who were, as of September 30, 1999, (i) the Chief Executive Officer and
(ii) the other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            OTHER ANNUAL    ALL OTHER
                                            FISCAL     SALARY     BONUS     COMPENSATION   COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR       ($)       ($)(3)       ($)(1)         ($)(2)
---------------------------                --------   --------   --------   ------------   ------------
Paul W. Lowden...........................    1999     $550,000   $375,000        $0           $46,462
  President, Chairman....................    1998     $550,000   $550,000        $0           $42,494
  of the Board and CEO...................    1997     $550,000   $200,000        $0           $41,924

Thomas K. Land...........................    1999     $184,693   $ 15,000        $0           $ 3,835
  Senior Vice President..................    1998     $174,676   $ 15,000        $0           $ 3,785
  and Chief Financial Officer............    1997     $138,704   $ 10,000        $0           $ 2,313

------------------------

(1) The Company provides automobiles to its executives and provides such persons complimentary privileges at the restaurants and bars of the Company's hotel-casinos. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry the Company believes the value of any such personal benefits is less than 25% of the compensation for each person reported above.

(2) "All Other Compensation" in fiscal 1999, 1998 and 1997 consists of payments of life insurance premiums by the Company in the amounts of $44,298, $39,937 and $40,653 for Paul W. Lowden and $2,113, $1,867 and $1,868 for Thomas K. Land, respectively, and Company matching contributions to the Retirement Savings 401(k) Plan.

(3) Included in fiscal year 1999 and 1998 for Paul W. Lowden are $175,000 and $350,000, respectively, related to the Fiscal Year 1998 Bonus and Personal Guarantee Fee. See "Compensation Arrangements with Mr. Lowden."

    COMPENSATION ARRANGEMENTS WITH MR. LOWDEN. The compensation committee approved Mr. Lowden's compensation package for fiscal year 1999, which provided for an annual base salary of $550,000 and a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal year 1999.

    As previously disclosed, the compensation committee approved payment in fiscal year 1998 of a $600,000 bonus (the "Fiscal Year 1998 Bonus") to
Mr. Lowden in connection with the sales by the Company of the Hacienda Resort Hotel and Casino and the Sahara Hotel and Casino in September and October, 1995, respectively. Additionally, in fiscal year 1998 Mr. Lowden was entitled to a fee (the "Personal Guarantee Fee") from the Company of $100,000 for personal guarantees issued by Mr. Lowden for certain Company financing arrangements. In January 1998, the Fiscal Year 1998 Bonus and the Personal Guarantee Fee were satisfied through an offset against a loan owed by LICO, a Nevada corporation wholly owned by Mr. Lowden, to the Company which had an outstanding balance of approximately $700,000 at the date of satisfaction. In December 1998, at the request of Mr. Lowden, the Company's payment of $350,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $350,000, together with interest on the obligation from

January 1998, was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the February 1999 offset of the outstanding $350,000 obligation of LICO to the Company. In December 1999, at the request of Mr. Lowden, the Company's payment of $175,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $175,000, together with interest on the obligation from January 1993, was reinstated. The Company satisfied its obligation to pay the remaining $175,000 to Mr. Lowden by the offset of the outstanding $175,000 obligation of LICO to the Company in January 2000.

    In January 2000, the Company paid $50,000 each to Messrs. Paul W. Lowden, Christopher W. Lowden and David G. Lowden in consideration for each of them individually having entered into a fifteen year non-compete agreement in November 1999 in connection with the sale of the Company's real property in Henderson, Nevada and other agreements.

    EMPLOYMENT AGREEMENT WITH MR. LAND. The Company and Thomas K. Land are parties to an employment agreement dated as of September 30, 1999, which has a term of one year, subject to earlier termination in accordance with its terms and to automatic renewal if the Company does not provide to Mr. Land a notice that it intends not to renew the agreement. Pursuant to the agreement, Mr. Land is entitled to receive a minimum annual base salary of $185,000. The agreement also provides that Mr. Land may participate in any employee benefit plans, including bonus plans, of the Company. Upon the occurrence of certain events, including the transfer of substantially all of the assets of the Company or of Santa Fe Hotel Inc. or the failure by Mr. Paul W. Lowden to own at least 50% of the outstanding common stock, the agreement will terminate and Mr. Land will be entitled to receive a lump sum payment in an amount equal to one-half of his annual base salary plus other benefits that would have been otherwise payable under the employment agreement.

    Pursuant to Mr. Land's employment agreement in effect prior to October 1, 1999, as a result of certain events related to the Company's subsidiary, Pioneer Finance Corp., and its 13 1/2% First Mortgage Bonds due December 1, 1998,
Mr. Land received a payment of $92,500 in January 2000.

STOCK OPTION PLAN

    The Company's 1993 Key Employee Stock Option plan provides for the grant of options with respect to an aggregate of 619,375 shares of the common stock to key employees as determined by the compensation committee. No stock options were awarded to, and no stock options were exercised by, the Named Executive Officers in the fiscal year ended September 30, 1999. As of September 30, 1999, there were 584,535 options outstanding.

1998 SUBSIDIARY STOCK OPTION PLANS

    The Company and certain of its subsidiaries, Santa Fe Hotel Inc., Sahara Las Vegas Corp., and Pioneer Hotel Inc. have adopted various subsidiary stock option plans. The subsidiary plans provide for the grant of options by each of these subsidiaries with respect to an aggregate of up to 10% of the outstanding shares of the subsidiary's common stock to employees, non-employee directors, consultants or affiliates of the Company or the subsidiaries. The purpose of the Subsidiary Plans is to enable the subsidiaries, the Company and any other subsidiaries of the Company to attract, retain and motivate their employees, non-employee directors, consultants and affiliates by providing for or increasing the proprietary interest of those persons in the subsidiaries. Certain of the agreements under which the Company's long-term debt is issued provide that if the Company ceases to own, directly or indirectly, 100% of the outstanding capital stock of specified subsidiaries, an event of default will occur or an offer to repurchase the debt must be made. As a result, the subsidiary plans provide that options granted under the subsidiary plans may not be exercised if the exercise would result in a default, or require an offer to repurchase the outstanding debt, under any agreement with respect to long-term debt of the Company or any of its Subsidiaries. As of September 30, 1999, no options had been granted under any Subsidiary Plans.

SAVINGS PLAN

    The Company has adopted a savings plan qualified under Section 401(k) of the Internal Revenue Code. The savings plan covers substantially all employees, including the Company's executive officers. Employee contributions to the savings plan are discretionary. The savings plan allows eligible employees to contribute, on a pre-tax basis, up to 6% of their gross salary to the plan. The Company matches 25% of the employee contributions made. Employees may also contribute, on a pre-tax basis, up to an additional 9% of their gross salary, and, on a post-tax basis, up to an additional 10% of their salary. Such contributions are not matched by the Company. The matching expense in fiscal 1999 was $113,000 of which $2,164, $1,722, and $5,747 was contributed by the Company to the accounts of Messrs. Lowden, Land and all other executive officers as a group, respectively, as matches for employee contributions made.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    It is the responsibility of the compensation committee to establish and review the Company's executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board concerning matters of executive compensation. This report is provided by the compensation committee of the Board to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's chief executive officer and other executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The compensation committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate base salary and annual bonus with the Company's annual and long-term goals, reward exceptional performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives The compensation committee believes that in order to align the financial interest of the Company's executives with that of its stockholders, a portion of its executives' compensation should be tied to the achievement of long-term performance criteria. Performance criteria considered by the committee reflect Company strategies. The committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies. The Company has granted stock options in the past to certain executives to similarly align their performance with Company strategies. The Company also maintains certain executive benefits that are considered necessary to offer fully competitive opportunities to its executives. A description of these programs are included under the Executive Compensation section of this proxy statement.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation committee established Mr. Lowden's annual base salary and annual incentive based upon a review of compensation of similar casino and gaming companies together with an evaluation of the Company's results for fiscal year 1998. Mr. Lowden's base salary and annual bonus were not increased in fiscal year 1999.

    In evaluating the performance of Mr. Lowden, the compensation committee has considered performance measures that support Company strategies. The Company's strategy has focused on reducing its investment in real estate on the Las Vegas Strip, strengthening its balance sheet and positioning itself for improved operations.

    During fiscal year 1999, under the direction of Mr. Lowden, the Company's revenues grew 11.3% to $125.6 million from $112.8 million in fiscal year 1998 and cash flow generated from operations increased 14.2% in fiscal year 1999 to $30.9 million, compared to $27.1 million in fiscal year 1998. This improvement occurred despite operating difficulties caused by the ongoing intensive competitive environment in the Laughlin market and in the locals market in Las Vegas, Nevada. Furthermore, the compensation committee acknowledges
Mr. Lowden's continuing contributions to the Company's efforts with respect to debt reduction and restructuring. Based on these considerations the compensation committee approved Mr. Lowden's compensation package for fiscal year 1999.

COMPENSATION COMMITTEE MEMBERS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION

    The members of the compensation committee are non-employee directors. The committee members are James W. Lewis and John W. Delaney. Neither Mr. Lewis nor Mr. Delaney has been an officer of the Company or any of its subsidiaries, has no relationship requiring disclosure under Item 404 of Regulation S-K nor has an "interlocking" relationship with Company executives.

                                          Compensation Committee:

                                          James W. Lewis
                                          John W. Delaney

PERFORMANCE GRAPH

    The graph below provides a comparison of the cumulative total stockholder return of the Company with the Standard & Poor's 500 Composite Stock Index and the Dow Jones Casino Index. This graph assumes the investment of $100 on September 30, 1994 in the Company and the two indices mentioned above with reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       SANTA FE    S & P 500  DOW JONES
        GAMING                 CASINOS
      CORPORATION
9/94      $100.00    $100.00    $100.00
9/95       $64.44    $129.74    $143.78
9/96       $34.44    $156.13    $161.42
9/97       $16.67    $219.28    $165.02
9/98       $11.11    $239.12     $86.26
9/99       $13.33    $305.61    $136.11

*$100 INVESTED ON 9/30/94 IN STOCK OR INDEX-
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING SEPTEMBER 30.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    The following is a description of certain transactions during fiscal year 1999 in which officers and directors of the Company and its affiliates or families had a direct or indirect interest

    In January 1998, the loans to LICO were satisfied through an offset against Mr. Lowden's Fiscal Year 1993 Bonus and the Personal Guarantee Fee. In
December 1998, at the request of Mr. Lowden, the Company's payment of $350,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $350,000, together with interest on the obligation from January 1998, was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the February 1999 offset of the outstanding $350,000 obligation of LICO to the Company. In December 1999, at the request of Mr. Lowden, the Company's payment of $175,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO's obligation to pay to the Company $175,000, together with interest on the obligation from January 1993, was reinstated. The Company satisfied its obligation to pay the remaining $175,000 to Mr. Lowden by the offset of the outstanding $175,000 obligation of LICO to the Company in January 2000.

                                 ANNUAL REPORT

    We have mailed our annual report for fiscal year 1999, including our annual report on Form 10-K for fiscal year 1999, without exhibits, to stockholders of record at the close of business on March 24, 2000 The annual report on Form 10-K included in the annual report to shareholders does not include the Form 10K/A filed in January 2000, which was filed for the purpose of including certain of the information included in this Proxy Statement under "Directors and Officers", "Beneficial Ownership of Shares" and "Executive Compensation". We will provide a copy of our annual report on Form 10-K, including exhibits, upon the written request of any beneficial owner of our common or preferred stock as of the record date for the annual meeting and upon reimbursement of our reasonable expenses. Any request should be addressed to Chief Financial Officer, Santa Fe Gaming Corporation, 4949 North Rancho Drive, Las Vegas, Nevada 89130.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation material for the 2001 annual meeting must set forth such proposal in writing and file it with the Secretary of the Company on or before December 9, 2000. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its proxy solicitation materials for the 2001 annual meeting. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the 2001 annual meeting is held.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of this solicitation. Proxies may be solicited by mail, telephone or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

OTHER BUSINESS

    The Board does not know of any other business which will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard to the other business according to their discretion insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors

                                          /s/ THOMAS K. LAND

                                          Thomas K. Land
                                          SECRETARY

April 8, 2000

                                                                         Annex A

           PROPOSED AMENDMENT TO 1993 KEY EMPLOYEE STOCK OPTION PLAN

3.  Common Shares Subject to Plan

        (a) The maximum number of Common Shares that may be issued upon the exercise in full of options granted under this Plan is 1,239,070, subject to adjustment as provided in Section 10 hereof. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any option granted under this plan that expires or is terminated.

        (b) Subject to adjustment as provided in Section 10 hereof, the maximum number of Common Shares with respect to which options may be granted under this Plan during any calendar year to any Employee shall be 400,000.

                              COMMON STOCK PROXY
                         SANTA FE GAMING CORPORATION

                     FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 8, 2000

     COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         SANTA FE GAMING CORPORATION

       The undersigned hereby appoints Paul W. Lowden and Thomas K. Land, and each of them, as proxies, with full power of substitution to vote any and all shares of common stock, $.0l par value, of Santa Fe Gaming Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. Pacific Time on Monday, May 8, 2000 at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of common stock of record as of March 24, 2000 will be entitled to vote with respect to matters presented to holders of common stock at this annual meeting.

             (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)
-------------------------------------------------------------------------------

    [X] PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

                                                         WITHHOLD
                                                         AUTHORITY
                                         FOR            TO VOTE FOR
1. ELECTION OF DIRECTORS                 / /               / /

   NOMINEES: SUZANNE LOWDEN
             JOHN W. DELANEY

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

--------------------------------------------------------

2. APPROVAL OF AMENDMENT TO 1993 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
     UNDER THE PLAN.

             FOR           ABSTAIN           AGAINST
             / /             / /               / /

3.   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS,
     DELOITTE & TOUCHE L.L.P.

             FOR           ABSTAIN           AGAINST
             / /             / /               / /

IF THE INSTRUCTIONS DON'T PROVIDE OTHERWISE, SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                         Date:           , 2000
-------------------------   --------------------------        -----------
Signature (title, if any)   Signature, if held jointly

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.

                         PREFERRED STOCK PROXY
                        SANTA FE GAMING CORPORATION

                    FOR ANNUAL MEETING OF STOCKHOLDERS
                                MAY 8, 2000

                  PREFERRED STOCK PROXY SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF SANTA FE GAMING CORPORATION

     The undersigned hereby appoints Paul W. Lowden and Thomas K. Land, and each of them, as proxies, with full power of substitution to vote any and all shares of Exchangeable Redeemable Preferred Stock, $.01 par value), of Santa Fe Gaming Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. Pacific Time on Monday, May 8, 2000 at Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, or any adjournment or postponement thereof, as specified on the reverse side of this proxy card. Holders of preferred stock of record as of March 24, 2000 will be entitled to vote with respect to matters presented to holders of preferred stock at this annual meeting.

               (PLEASE SIGN AND DATE THE PROXY ON THE REVERSE SIDE)
-------------------------------------------------------------------------------

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                              WITHHOLD
                                              AUTHORITY
                                  FOR         TO VOTE FOR
1. ELECTION OF DIRECTORS          / /            / /
   NOMINEES:

Howard E. Foster
David H. Lesser



FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

--------------------------------------------------------


IF THE INSTRUCTIONS DON'T PROVIDE OTHERWISE, SHARES OF PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------------------      ----------------------------  Date:________,2000
Signature (title, if any)      Signature, if held jointly



NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.